SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 24, 2010
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.
     On February 24, 2010, Ashford Hospitality Trust, Inc. (“Ashford”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”), which is managed by Yorkville Advisors, LLC. Pursuant to the SEDA, YA Global has agreed to purchase up to $50.0 million (which may be increased to $65.0 million upon written notice from Ashford to YA Global during the one year period following the Effective Date) (the “Commitment Amount”) of newly issued Ashford common stock, par value $0.01 per share (“Common Stock”), if notified to do so by Ashford in accordance with the terms and conditions of the SEDA. YA Global’s commitment to purchase the Common Stock will commence on the first trading day following a determination by Ashford’s board of directors that the Company will not make any further stock repurchases for the foreseeable future and the filing of all appropriate disclosure documents related to such determination with the SEC (the “Effective Date”) and expire upon the termination of the SEDA (the “Commitment Period”). Unless terminated earlier, the SEDA will automatically terminate on the earlier of February 24, 2013 or the date on which the aggregate purchases by YA Global under the SEDA total the Commitment Amount. The amount of Common Stock issued or issuable pursuant to the SEDA, in the aggregate, cannot exceed 20% of the aggregate number of outstanding shares of Common Stock on the Effective Date, and in no event more than 10,745,000. Any Common Stock issued under the SEDA will be registered pursuant to Ashford’s Registration Statement on Form S-3 (Registration No. 333-162750), declared effective by the Securities and Exchange Commission on January 25, 2010 (the “Registration Statement”).
     Pursuant to the SEDA, during the Commitment Period, Ashford may require YA Global to purchase Common Stock from time to time by delivering an advance notice to YA Global, specifying in such notice the portion of the Commitment Amount being requested by the Company (the “Advance”). Typically, the maximum Advance pursuant to a single advance notice cannot exceed $1.0 million or such other amount as may be agreed to by Ashford and YA Global (each, a “Standard Advance”). However, Ashford may also issue a notice setting forth an Advance of up to $10,000,000 (each a “Big Advance”). Any such Big Advance notice will result in the issuance of Common Stock to YA Global, in up to ten separate tranches (each a “Big Advance Tranche”), subject to additional terms and conditions set forth in the SEDA. The number of shares of Common Stock issuable in connection with each Standard Advance or Big Advance Tranche is computed by dividing the Advance or Big Advance Tranche, as applicable, by the purchase price for such Common Stock.
     The purchase price of each share of Common Stock issuable in connection with each Standard Advance (the “Standard Purchase Price”) will be 98.5% of the greater of:
     (i) the “Market Price,” which is defined as the daily volume-weighted average price (“VWAP”) of Common Stock on either the trading day Ashford delivers the applicable notice or the following trading day, depending on when such notice is delivered to YA Global (the “Pricing Date”), as such price is reported by Bloomberg, LP; or
     (ii) the “Minimum Acceptable Price,” which is the price below which Ashford does not wish to issue Common Stock, as set forth in the related advance notice.
If, with respect to any Standard Advance, the Market Price on the Pricing Date is less than the Minimum Acceptable Price, the related Standard Advance will be cancelled; provided, however, YA Global will be entitled to purchase up to the Maximum Share Number at 98.5% of the Minimum Acceptable Price. The “Maximum Share Number” is determined by dividing the amount of the Advance by the Minimum Acceptable Price.
     The purchase price of each share of Common Stock issuable in connection with each Big Advance Tranche will be 98.5% of the lowest VWAP of the Common Stock during the relevant three consecutive trading day period (the “Tranche Pricing Period”) applicable to such Big Advance Tranche (the “Tranche Purchase Price”). If, with respect to any Big Advance, the VWAP of the Common Stock is less than Minimum Acceptable Price on any day in the related Tranche Pricing Period, the number of shares of Common Stock Ashford will be required to issue to YA Global for such Big Advance Tranche will be reduced by 33.33% (the “MAP Reduction Amount”) for each such day in the related Tranche Pricing Period; provided, however, YA Global will be entitled to purchase up to the Maximum Excluded Day Shares at 98.5% of the Minimum Acceptable Price. The number of “Maximum Excluded

Day Shares” is determined by dividing the aggregate MAP Reduction Amount for such Big Advance Tranche by the Minimum Acceptable Price. If any shares of Common Stock are not issued with respect to a Big Advance Tranche because of the application of the Minimum Acceptable Price provisions, Ashford is obligated to repay YA Global the balance of the Big Advance for which Common Stock was not issued, together with interest accruing at the rate of 10% per year through the date of such payment. Ashford may elect to make any such repayment on the related tranche settlement date, but the aggregate of all such amounts related to a Big Advance is due no later than the final tranche settlement date with respect to such Big Advance.
     Ashford also has the option to repay the full amount of the Big Advance set forth in the related notice with respect to which Common Stock has not yet been issued at any time before the final tranche settlement date for such Big Advance. Any such early cash repayments accrue interest at the rate of 10% per year through the date of such payment.
     The amount of each Advance will be automatically adjusted downward to the extent necessary if such Advance, left unadjusted would cause:
     (i) YA Global to own greater than 4.99% of the then outstanding shares of Common Stock;
     (ii) the aggregate offering price or number of shares of Common Stock issuable to YA Global, as the case may be, to exceed the aggregate offering price of Common Stock issuable under the Registration Statement; or
     (iii) the aggregate of all Advances to exceed the Commitment Amount.
     Raymond James & Associates, Inc. (“Raymond James”) will act as the placement agent for the Common Stock under the SEDA. Ashford will pay Raymond James a commitment fee of $125,000, payable on the execution date of the SEDA, and $37,500, payable on the date, if any, that Ashford exercises its right to increase the Commitment Amount from $50.0 million to $65.0 million. Additionally, Ashford will pay Raymond James a placement agent fee equal to 1% of the gross proceeds to Ashford of any sale of Common Stock pursuant to the SEDA, payable at the closing of each such sale.
     The foregoing description of the terms and conditions of the SEDA is qualified in its entirety by reference to the execution version of the SEDA attached hereto as Exhibit 10.1 and incorporated by reference herein.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.
(D) Exhibits
     The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
10.1	Standby Equity Distribution Agreement dated as of February 24, 2010 by and between YA Global Master SPV Ltd. and Ashford Hospitality Trust, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 26, 2010

ASHFORD HOSPITALITY TRUST, INC.

By: Name:	/s/ David A. Brooks David A. Brooks
Title:	General Counsel and Chief Operating Officer

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
10.1	Standby Equity Distribution Agreement dated as of February 24, 2010 by and between YA Global Master SPV Ltd. and Ashford Hospitality Trust, Inc.